Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 18, 1995 incorporated by reference in the Company's Form 10-K for the year ended July 1, 1995 and to all references to our Firm included in this registration statement.


                                    /s/ Arthur Andersen LLP

Birmingham, Alabama
July 31, 1996